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                                                                     Exhibit 4.8

                                 TRUST AGREEMENT


         THIS TRUST AGREEMENT, dated as of October 2, 2003, between RLI Corp., an Illinois corporation, as depositor and sponsor (the "Depositor" or "Sponsor"), and Wilmington Trust Company, a Delaware banking corporation, which is acting hereunder not in its individual capacity but solely as property trustee and Delaware trustee (the "Trustee"). The Depositor and the Trustee hereby agree as follows:

         1.  CREATION OF TRUST.

         (a) The trust created hereby shall be known as "RLI Capital Trust I".

         (b) The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $1.00. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section 3801 ET SEQ. and that this Trust Agreement constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

         (c) The Trustee is authorized to enter into an amended and restated trust agreement and further authorized and directed to enter into such other documents and take such other action as the Depositor specifically directs in written instructions delivered to the Trustee; provided, however, the Trustee shall not be required to take any action if the Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Trustee is a party.

         2.  CONCERNING THE TRUSTEE.

         (a) Except as otherwise expressly required by Section 1 of this Trust Agreement, the Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Trustee. The Trustee shall not be liable for the acts or omissions of the Depositor nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor.

         (b) The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or negligence. In particular, but not by way of limitation:

                   (i) The Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

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                   (ii)  No provision of this Trust Agreement shall require the
Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                   (iii) Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

                   (iv) The Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

                   (v) In the event that the Trustee is unsure of the course of action to be taken by it hereunder, the Trustee may request instructions from the Depositor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith;

                   (vi) All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Depositor; and

                   (vii) To the extent that, at law or in equity, the Trustee has duties and liabilities relating thereto to the Depositor or the Trust, the Depositor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

         (c) The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (d) In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

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         (e) Except as expressly provided in this Section 2, in accepting and performing the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

         3.  COMPENSATION AND INDEMNIFICATION.

         (a) The Depositor hereby agrees to (i) compensate the Trustee in accordance with a separate fee agreement with the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; PROVIDED, HOWEVER, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or negligence of such Indemnified Person.

         (b) To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Depositor prior to the final disposition of any matter upon receipt by the Depositor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Agreement.

         4. The Trustee may resign upon thirty days prior notice to the Depositor. If no successor has been appointed within such thirty day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

         5. The Depositor is hereby authorized, in its discretion,

         (a) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (each as herein defined), on behalf of the Trust, (i) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the securities of the Trust, (ii) any preliminary prospectus or prospectus or

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supplement thereto relating to the securities of the Trust required to be filed pursuant to the 1933 Act, and (iii) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the securities of the Trust under the Securities Exchange Act of 1934, as amended;

         (b) if and at such time as determined by the Depositor, to file with the or the National Association of Securities Dealers ("NASD") or the New York Stock Exchange or other exchange, and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the securities of the Trust to be listed on the New York Stock Exchange or other exchange;

         (c) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable;

         (d) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the securities of the Trust;

         (e) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the securities of the Trust; and

         (f) to execute on behalf of the Trust such purchase agreements with one or more purchasers or agents relating to an offering of securities of the Trust as the Depositor, in its sole discretion on behalf of the Trust, may deem necessary or desirable.

         In the event that any filing referred to in this Section 5 is required by the rules and regulations of the Commission, the NASD, the New York Stock Exchange or other exchange, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by a trustee, the Depositor may appoint administrative trustees and any such administrative trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

         6. This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

         7. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

         8. This Trust Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

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         9. This Trust Agreement may be amended and restated by the parties hereto as necessary to provide for the operation of the Trust; provided, however, that the Trustee shall not be required to enter into any amendment hereto which adversely affects the rights, duties or immunities of the Trustee.

         10. The Trust may dissolve at the election of the Depositor. Upon dissolution, the Trustee shall file a certificate of cancellation in accordance with the Act and apply the funds deposited with it pursuant to Section 1(b) above to reimburse the Trustee for any filing fees or other expenses in connection therewith. Any remaining funds shall, after payment of any other expenses of the Trust, be returned to the Depositor.



                            [Signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                       WILMINGTON TRUST COMPANY,
                                       as Trustee



                                       By:   /s/ Patricia A. Evans
                                          ------------------------------------
                                       Name:   Patricia A. Evans
                                       Title:  Assistant Vice President


                                       RLI CORP.,
                                       as Depositor



                                       By:   /s/ Joseph E. Dondanville
                                          ------------------------------------
                                       Name:   Joseph E. Dondanville
                                       Title:  Senior Vice President and
                                               Chief Financial Officer
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                                     FORM OF
                              CERTIFICATE OF TRUST
                                       OF
                               RLI CAPITAL TRUST I


         THIS Certificate of Trust of RLI Capital Trust I (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 DEL. C. Section 3801 ET SEQ.) (the "Act").

         1. NAME. The name of the statutory trust formed hereby is RLI Capital Trust I.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention Corporate Trust Administration.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.

                                 WILMINGTON TRUST COMPANY



                                 By:
                                    ------------------------------------
                                 Name:
                                 Title: